EXHIBIT 10.51

AMENDMENT #2 TO

EMPLOYMENT AGREEMENT

THIS AMENDMENT #2 TO EMPLOYMENT AGREEMENT (this “Amendment #2”), dated as of January 18, 2008 is entered into by and between Merisel, Inc., a Delaware corporation (the “Company”) and Donald R. Uzzi (the “Executive”).

BACKGROUND

The Company and the Executive entered into that certain employment agreement dated as of November 22, 2004 (the “Original Employment Agreement”), as amended March 3, 2006 (the “Amendment” and together with the Original Agreement referred to herein as the “Agreement”). The parties to the Agreement now desire to amend the Agreement, as permitted in Section 17 of the Agreement, as set forth in this Amendment #2.  Capitalized terms used but not defined in this Amendment #2 have the meaning given such terms in the Agreement.

NOW, THEREFORE, in consideration of the covenants and agreements set forth herein, the parties hereto agree as follows:

1. The following sentences shall be  added to the end of Section 3(b) to read as follows:

“For purposes of this Agreement, the calculation of EBT shall not include extraordinary or nonrecurring gains or losses, whether resulting from recoveries of assets, sales of assets, or any other one-time item, including adjustments for changes in accounting methods, accounting rules or GAAP.  The Executive hereby waives any right to any salary increase as a result of an EBT calculation including any of the aforementioned occurrences or any other extraordinary or nonrecurring gain or loss.”

2. Except as affected by this Amendment #2, the Agreement is unchanged and continues in full force and effect.  All references to the Agreement shall refer to the Agreement as amended by the Amendment and this Amendment #2.  This Amendment #2 shall be binding upon and inure to the benefit of each of the undersigned and their respective successors and permitted assigns.

3. This Amendment #2 may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.  Delivery of an executed counterpart of a signature page to this Amendment #2 by facsimile shall be as effective as delivery of a manually executed counterpart of this Amendment #2.

4. This Amendment #2 shall be governed by and construed in accordance with the domestic laws of the State of Delaware (without giving effect to any choice or conflict of law provision).

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IN WITNESS WHEREOF, the Company has caused this Amendment #2 to be signed pursuant to the authority of its Board, and the Executive has executed this Amendment #2, as of the day and year first written above.

MERISEL, INC.

By:	/s/ Albert J. Fitzgibbons
Name: Albert J. Fitzgibbons
Title: Co-Chairman of the Board of Directors

EXECUTIVE

By:	/s/ Donald R. Uzzi
Donald R. Uzzi